SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), is entered into and effective as of March 1st, 2001, by and between Robert Blair, as the authorized representative of the shareholders of EhomeOne.com, Inc., who are parties to this Agreement and whose names are set forth in the attached Schedule "A", (collectively the "SHAREHOLDERS"),
EhomeOne.com, Inc., a Florida corporation (E.H.1.),  J.A.
Davies, as Escrow Agent, and KenRoy Communications  Corp.
Inc., a Nevada corporation. ("the Company").


1.   RECITALS

  This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

  1.1. The SHAREHOLDERS are the owners of all of the ownership or membership interests in E.H.1. (the "E.H. 1
     Shares").

  1.2. The Company desires to issue a total of 10,000,000 shares of its common stock (the Shares") to the SHAREHOLDERS in exchange for the E.H.1 Shares.

  1.3. The SHAREHOLDERS desire to exchange the E.H.1 Shares for the Shares in accordance with the terms and conditions of the Agreement.

  1.4.  E.H.1 desires that this transaction be consummated.

2.   EXCHANGE AND ISSUANCE OF SHARES

  2.1. Exchange of the Shares: The Company shall exchange and deliver to the SHAREHOLDERS, a total of 10,000,000 restricted shares of the Company common stock in accordance with the allocation set forth in the attached Schedule "A".

  2.2. Exchange of E.H.1 Shares:  At the closing, the
     SHAREHOLDERS shall exchange and deliver to the Company the 2,750 E.H.1 Shares which represent all of the ownership interests in E.H.1.

  2.3. Nature of the Shares: The SHAREHOLDERS shall be issued the Company Shares, which unless otherwise contractually restricted, shall be subject to a one (1) year holding period before the Company Shares are eligible for sale in the U.S. public market. The sale of the Company Shares will be further limited by the resale provisions of SEC Rule 144.

  2.4.  Restricted Nature of the Company Shares:
     Notwithstanding the one (1) year holding period for the Company Shares, a SHAREHOLDER who becomes an "affiliate" or "control person" of the Company will be subject to certain limitations with respect to the sale of the Company Shares. Accordingly, as a result of such a designation, the sale of the Company Shares will be limited by SEC Rule 144.

  2.5. Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the Company Shares is being undertaken as a private sale pursuant to
     Section 4(2) of the Securities Act of 1933, as amended, and is not being transacted via a broker-dealer and/or in the public market place.

  2.6.  Status of Present Share ownership and Contemplated
     Share Issuance by the Company: The parties hereto acknowledge and agree that the Company will issue
     10,220,000 Company Shares. Accordingly, and upon the
     Closing of the share exchange contemplated by this Agreement, the following will be resulting share ownership of the Company:

          Name                    No Shares             %Ownership
Original Company Shareholders        220,000              2.156%
E.H.1 Shareholders                10,000,000             97.844%

______________      Totals        10,220,000                100%

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The COMPANY represents and warrants to the SHAREHOLDERS and E.H.1. as follows:

  3.1. Organization: The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

  3.2 Capitalization: The authorized capital of the Company consists of 20,000,000 common shares with a no par value with the exception of the common shares described in Paragraph 2.6. No other common shares will have been validly authorized and issued by the COMPANY prior to the Closing of the contemplated share exchange.

  3.3 Financial Statements: The Company has furnished to the SHAREHOLDERS and E.H.1. unaudited financial statements for the period ending December 31, 2000. Moreover, at the Closing the financial affairs of the Company will be materially the same as represented in the financial statements for the period ending December 31, 2000.

  3.4 Books and Records: All material transactions of the Company have been promptly and properly recorded or filed in or with its books and records and the Minute Book of the Company contains records of all meetings and proceedings of the shareholders and directors thereof.

  3.5 Legal Compliance: To the best of its knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Company is subject or which apply to it or any of its assets.

  3.6 Tax Returns: All tax returns and reports of the Company required by law to be filled prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.

  3.7 Adverse Financial Events: The Company has not experienced nor is it aware of any occurrence or event, which has had or might reasonably be expected to have a material adverse effect on its financial condition.

  3.8 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

  3.9 Employee Liabilities: The Company has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

  3.10.  Conflicts  or  Agreement  Violations:    The
     execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of the Company or of any agreement to which the Company is party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Company.

  3.11. Validly Issued and Authorized the Company Shares:
     The Shares will be validly authorized and issued by the Company, they will be fully paid and non-assessable, and they will be issued in full compliance with all federal and state securities laws.

  3.12. Restrictive Legend: That the Company Shares will have a restrictive legend imposed thereon identifying them as "Restricted Shares" which are subject to the conditions and limitations of SEC Rule 144 with respect to their sale in the U.S. public market place.

  3.13. Validly Issued and Authorized Outstanding Shares of The Company: That all of the issued and outstanding common shares of the Company are validly issued, authorized and issued, fully paid, and non-assessable, and that the outstanding shares have been so issued in full compliance with all federal and state securities laws.

  3.14. Corporate Authority: The officers or representatives of the Company executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the Company.


4.   REPRESENTATIONS OF SHAREHOLDERS AND E.H.1.

         The Shareholders and E.H.1 collectively and individually hereby represent and warrant to the Company as follows:

  4.1 Share Ownership: The SHAREHOLDERS are the owners, beneficially and of record, of 2,750 E.H.1 Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions, except those persons listed in Schedule A, who are former investors of Robert Blair, and whose shares shall be allocated and issued from Blair's respective shares.

  4.2 Transferability of E.H.1 Shares: The SHAREHOLDERS have full power to transfer the E.H.1 Shares to the Company without obtaining the consent or approval of any other person or governmental authority.

  4.3  Validly Issued and Authorized Shares: The E.H.1
     Shares are validly authorized and issued, fully paid, and nonassessable, and the E.H.1 Shares have been so issued in full compliance with all securities laws of the State of Florida.

  4.4 Organization: E.H.1 is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.

  4.5 Capitalization: The E.H.1 Shares represent one hundred percent (100%) of the ownership or membership interest in E.H.1 and that such interest were validly issued and are fully paid on non-assessable interest.

  4.6 Financial Statements: E.H.1 will furnished to the Company audited financial statements for the period ending December 31, 2000. At the closing the financial affairs of E.H.1 will be materially the same as represented in these same financial statements.

  4.7 Books and Records: All material transactions of E.H.1 have been promptly and properly recorded or filed in or with its books and records, and the Minute Book of E.H.1 contains records of all meetings and proceedings of the members and directors thereof.

  4.8 Legal Compliance: E.H.1 is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which E.H.1 is subject or which apply to it or any of its assets.

  4.9 Tax Returns: All tax returns and reports of E.H.1 required by law to be filed prior to the date hereof have been filed and are true, complete and correct and all taxes and governmental charges have been paid.

  4.10.  Adverse  Financial  Events:  E.H.1.  has  not
     experienced nor is it aware of any occurrence  or  event
     which had or might reasonably be expected to have a
     material   adverse  effect  on  its  financial condition.

  4.11. Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of E.H.1 threatened against or affecting E.H.1 at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

   4.12. Employee Liabilities: E.H.1 has no liability to former employees or any liability to any government authorities with respect to current or former employees.

   4.13. No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of E.H.1 or of any agreement to which E.H.1 is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by E.H.1 and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of E.H.1.

   4.15. No Liens: That E.H.1 has not received a notice of any assignment, lien, encumbrance, claim or charge against the E.H.1 shares.

   4.16.   Corporate Authority:   The officers or representatives of
     E.H.1 executing this agreement  represent  that  they  have   been
     authorized to execute this Agreement pursuant to a resolution of the Board of Directors of E.H.1
5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

     The SHAREHOLDERS alone further represent and warrant to the Company as follows with respect to the Company
     Shares:

   5.1 Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

   5.2    Investment  Experience:   That they have had experience
     in the business of investments in one or more of the following:
     (i) investment experience with securities  such  as  stocks and  bonds; (ii) ownership of interest in partnerships,
     new   ventures  and  start-up  companies;  (iii) experience
     in business and financial dealings; and that they can protect their own interest in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such and Investor Representative.

   5.3 Investment Risk: That they are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all their investment capital and the lack of a liquid market, such that they may not be able to liquidate readily the investment whenever desired or at the then current asking price.

   5.4 Access to Information: That they have had access to the information regarding the financial condition of the Company and they were able to request copies of such information, ask questions of and receive answers from the Company regarding such information and any other information he desires concerning the Company shares, and all such questions have been answered to his full satisfaction.

   5.5 Private Transaction: That at no time were they presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising

   5.6 Investment Intent: The Company Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

   5.7 Due Diligence: That the SHAREHOLDERS shall have completed a due diligence review of the affairs of the Company and are satisfied with the results.


6    CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

   6.1     Exchange  Closing:   The  closing  of  the  share
       exchange as contemplated by this Agreement (the "Closing") shall take place in Los Angeles, California, at such time and place as may be agreed among by the parties, but in no event later than March 31 2001, unless otherwise extended in writing by the parties.

   6.2 Closing: Prior to the Closing the following will be required:

     1.   Delivery of E.H.1 Shares:  The SHAREHOLDERS  shall
          deliver to E.H.1.  the  Escrow Holder the  certificate
          or certificates  representing  the  2,750   shares
          registered in the name of the SHAREHOLDERS duly
          endorsed  for  transfer  accompanied  by   duly
          executed assignments of the E.H.1 Shares to the Company.

     2. Delivery of the Company Shares: The Company shall deliver to the. Escrow Holder a total of 10,220,000 of the Company Shares registered in the names of the SHAREHOLDERS as set forth in Schedule "A."

     3.   Delivery  of  Certificates  of  Good  Standing:
          Each party shall deliver to the Escrow Holder a current Certificate of Good Standing issued respectively by the Florida Secretary of State and California Secretary of State.

     4.   Requisite  Corporate Resolutions:   Each  party
          shall deliver to the Escrow Holder certified copies of resolutions for their respective
          Boards of Directors authorizing the subject transaction.

     5.   Satisfactory Completion of Due Diligence:  Each
          party   shall  deliver  to  the  Escrow  holder
          written notice that is has completed its due diligence investigation and is satisfied with the results of such investigation.

     6. Documents: Both parties shall deliver to the Escrow Holder such other documents as are required by the terms and conditions of the Agreement.

     7.   Appointment of Directors:  The Company
          shall deliver to the Escrow Holder certified resolutions of the The Company Board of Directors for the following actions (1) the appointment of Bobby Blair as the President of the Company; and (2) the appointment of Keith
          Collins as Secretary of the Company.

     8.   Close   of  Transaction: The subject transaction
          shall close upon the satisfaction of the above conditions.

     9. Notices: All notices given pursuant to the Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the Escrow Holder and the parties as set forth below. Any party hereto may by notice so given change its address for any future notices:



ESCROW HOLDER                      J.A. DAVIES
                                   Suite 151
                                   9114 Adams Avenue
                                   Huntington Beach CA 92646

SHAREHOLDERS                       ROBERT BLAIR
AND E.H.1.                         255 South Orange,
                                   Suite 600
                                   Orlando FL 32801

The Company                        255 South Orange,
                                   Suite 600
                                   Orlando FL 32801

7    COOPERATION,ARBITRATION, INTERPRETATION, MODIFICATION
     AND ATTORNEY FEES

   7.1 Cooperation of parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

   7.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in Los Angeles, California according to the rules and practices of the American Arbitration Association from time to time in force. The submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall, further be governed by the laws of the State of California.

   7.3 Interpretation of Agreement: The Parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of the Agreement fairly and reasonably in accordance with their generally accepted meaning.

   7.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

   7.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

   7.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

   7.7 Counterparts: This Agreement may be signed in one or more counterparts.

   7.8 Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.


                         SHAREHOLDERS OF
                         EHOMEONE.COM, INC.

Dated: 3/7/01            By: /s/ Robert Blair
                         ROBERT BLAIR
                         Their Authorized Representative


Dated: 3/7/01            EHOMEONE.COM, INC.

                         /s/ Robert Blair
                         By: /s/ Robert Blair
                         Title: President

Dated: 3-7-01            KENROY COMMUNICATIONS CORP. INC.

                         /s/ Ken Royceton
                         By: _________________________
                         Title: President

Dated: 12 March 01       ESCROW AGENT

                         /s/ J. A. Davies
                         J. A. DAVIES